EXHIBIT 99.1

j2 Reports Third Quarter 2017 Results

Achieves Record Quarterly Revenues (up 30.2% to $273.6 million vs. Q3 2016)

Announces Twenty-Fifth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the third quarter ended September 30, 2017 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3950 per share.

THIRD QUARTER 2017 RESULTS

•	Q3 2017 quarterly revenues increased 30.2% to an all-time record of $273.6 million compared to $210.1 million for Q3 2016.

•
GAAP earnings per diluted share(2) decreased 29.8% to $0.66 in Q3 2017 compared to $0.94 for Q3 2016. The decrease over the prior comparable period is primarily attributed to the increase in interest expense associated with issuance of the $650 million 6.0% Senior Notes due in 2025, the loss on the extinguishment of the $250 million 8.0% Senior Notes and the increased amortization expense associated with acquisitions, most notably Everyday Health.

•	Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 7.2% to $1.34 compared to $1.25 for Q3 2016.

•
GAAP net income decreased by 28.9% to $32.4 million compared to $45.6 million for Q3 2016. The decrease over the prior comparable period is primarily attributed to the increase in interest expense associated with issuance of the $650 million 6.0% Senior Notes due in 2025, the loss on the extinguishment of the $250 million 8.0% Senior Notes and the increased amortization expense associated with acquisitions, most notably Everyday Health.

•	Adjusted EBITDA(4) for the quarter increased 16.7% to $111.3 million compared to $95.4 million for Q3 2016.

j2 ended the quarter with approximately $402.5 million in cash and investments after deploying approximately $31.2 million during the quarter for acquisitions and j2's regular quarterly dividend.

Key financial results for Q3 2017 versus Q3 2016 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2017	Q3 2016	% Change
Revenues
Cloud Services	$144.6 million	$142.2 million	1.7%
Digital Media	$127.8 million	$66.8 million	91.3%
IP Licensing	$1.2 million	$1.1 million	9.1%
Total Revenue:	$273.6 million	$210.1 million	30.2%
Operating Income	$63.0 million	$62.1 million	1.4%
Net Cash Provided by Operating Activities	$67.3 million	$60.5 million	11.2%
Free Cash Flow (1)	$56.8 million	$53.2 million	6.8%
GAAP Earnings per Diluted Share (2)	$0.66	$0.94	(29.8)%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.34	$1.25	7.2%
GAAP Net Income	$32.4 million	$45.6 million	(28.9)%
Non-GAAP Net Income	$65.2 million	$60.7 million	7.4%
Adjusted EBITDA (4)	$111.3 million	$95.4 million	16.7%
Adjusted EBITDA Margin (4)	40.7%	45.4%	(4.7)%

"I am very happy to report another quarter of record revenues totaling more than $273 million, a 30.2% increase over the same quarter last year," said Hemi Zucker, CEO of j2. "I am also very pleased with our operating results as management was very focused on the integration of Everyday Health and a number of smaller acquisitions as well as divesting several business units that did not fit into j2's long-term plans. Finally, I want to thank all my friends and colleagues at j2 for the past 21 years of excellence. I know Vivek Shah will continue to build on this momentum as j2 is extremely well-positioned to continue its long history of profitable growth."

"I would like to congratulate Hemi on his many years of success in building j2 into a global company with more than $1 billion in trailing twelve months revenues and a multi-billion dollar market capitalization," said Scott Turicchi, President and CFO of j2. "It has been a pleasure for me to work so closely with him for the past 17 years and all of us at j2 wish him all the success in the future."

BUSINESS OUTLOOK

For fiscal 2017, the Company reaffirms its previously revised estimates that it will achieve revenues between $1.107 billion and $1.147 billion. In addition, the Company is reaffirming its Adjusted non-GAAP earnings per diluted share of between $5.60 and $6.00.

Adjusted non-GAAP earnings per diluted share for 2017 excludes share-based compensation of between $21 and $23 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax. The increase in share-based compensation is due to the recent announcement of Hemi's retirement and the acceleration of equity which is expected to impact the fourth quarter by approximately $4.1 million.

It is anticipated that the Non-GAAP effective tax rate for 2017 (exclusive of the release of reserves for uncertain tax positions) will be between 28% and 30%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors approved a quarterly cash dividend of $0.3950 per common share, a $0.01, or 2.6% increase versus last quarter's dividend. This is j2's twenty-fifth consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on December 5, 2017 to all shareholders of record as of the close of business on November 17, 2017. Future dividends will be subject to Board approval.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 22.1% for Q3 2017 and 25.8% for Q3 2016. The estimated Adjusted non-GAAP effective tax rates were approximately 27.3% for Q3 2017 and 27.7% for Q3 2016.

(3)
For Q3 2017, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax expense from prior years, certain gains associated with the sale of businesses and diluted effect of convertible debt, in each case net of tax, totaling $0.68 per diluted share. For Q3 2016, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax expense (benefit) from prior years and sale of investments, in each case net of tax, totaling $0.32 per diluted share.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS referred to in Note (3) above. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two segments: Business Cloud Services and Digital Media. The Business Cloud Services segment offers Internet fax, virtual phone, unified communications, hosted email, email marketing, online backup and CRM solutions. It markets its services principally under the brand names eFax ®, eVoice ®, Onebox ®, FuseMail ®, Campaigner ®, KeepItSafe ®, Livedrive® and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media segment offers technology, gaming, lifestyle and healthcare content through its digital properties, which include PCMag, IGN, AskMen, Speedtest, Offers, ExtremeTech, Geek, Toolbox, Techbargains, emedia, Salesify, Everyday Health and others. As of December 31, 2016, j2 had achieved 21 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2017 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2016 Annual Report on Form 10-K filed by j2 Global on March 1, 2017, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2017 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$402,544	$123,950
Short-term investments	—	60
Accounts receivable, net of allowances of $8,964 and $7,988, respectively	187,482	199,871
Prepaid expenses and other current assets	30,663	24,118
Current assets held for sale	9,525	—
Total current assets	630,214	347,999

Property and equipment, net	71,333	68,094
Goodwill	1,107,988	1,122,810
Other purchased intangibles, net	431,074	511,691
Deferred income taxes, non-current	2,499	5,289
Other assets	6,364	6,445
Non-current assets held for sale	55,214	—
TOTAL ASSETS	$2,304,686	$2,062,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$134,617	$178,071
Income taxes payable	—	16,753
Deferred revenue, current	86,782	80,384
Line of credit	—	178,817
Other current liabilities	15	64
Current liabilities held for sale	4,436	—
Total current liabilities	225,850	454,089

Long-term debt	999,198	601,746
Deferred revenue, non-current	51	1,588
Liability for uncertain tax positions	48,740	46,537
Deferred income taxes, non-current	40,915	40,357
Other long-term liabilities	4,679	3,475
Non-current liabilities held for sale	4,713	—
TOTAL LIABILITIES	1,324,146	1,147,792

Common stock	476	474
Additional paid-in capital	318,710	308,329
Retained earnings	692,387	660,382
Accumulated other comprehensive loss	(31,033)	(54,649)
TOTAL STOCKHOLDERS' EQUITY	980,540	914,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,304,686	$2,062,328

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total revenues	$273,616	$210,116	$801,458	$622,418

Cost of revenues (1)	42,371	36,992	126,339	106,870
Gross profit	231,245	173,124	675,119	515,548

Operating expenses:
Sales and marketing (1)	79,432	46,425	237,772	143,155
Research, development and engineering (1)	12,431	8,965	35,737	27,165
General and administrative (1)	76,425	55,612	232,118	170,823
Total operating expenses	168,288	111,002	505,627	341,143
Income from operations	62,957	62,122	169,492	174,405
Interest expense, net	25,326	10,436	51,406	30,971
Other (income) expense, net	(3,890)	(9,718)	660	(9,805)
Income before income taxes	41,521	61,404	117,426	153,239
Income tax expense	9,163	15,835	27,872	43,958
Net income	$32,358	$45,569	$89,554	$109,281

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.67	$0.95	$1.86	$2.25

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.66	$0.94	$1.81	$2.24

Basic weighted average shares outstanding	47,609,819	47,310,011	47,540,593	47,775,798
Diluted weighted average shares outstanding	48,521,082	47,494,744	48,745,680	47,997,674

(1) Includes share-based compensation expense as follows:
Cost of revenues	$120	$116	$357	$314
Sales and marketing	365	423	1,265	1,388
Research, development and engineering	296	235	815	663
General and administrative	3,782	2,925	11,303	7,582
Total	$4,563	$3,699	$13,740	$9,947

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$89,554	$109,281
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	118,597	88,569
Amortization of financing costs and discounts	9,094	7,224
Share-based compensation	13,740	9,947
Provision for doubtful accounts	9,099	9,072
Deferred income taxes, net	3,859	(2,328)
Loss on extinguishment of debt and related interest expense	7,962	—
Gain on sale of businesses	(4,715)	—
Decrease (increase) in:
Accounts receivable	4,711	(7,631)
Prepaid expenses and other current assets	(264)	(663)
Other assets	134	(7,947)
Increase (decrease) in:
Accounts payable and accrued expenses	(49,324)	(4,601)
Income taxes payable	(26,359)	(927)
Deferred revenue	(75)	(4,134)
Liability for uncertain tax positions	1,554	8,502
Other long-term liabilities	1,429	(11,824)
Net cash provided by operating activities	178,996	192,540
Cash flows from investing activities:
Maturity of available-for-sale investments	—	145,005
Purchase of available-for-sale investments	(5)	(75,834)
Purchases of property and equipment	(29,483)	(17,447)
Acquisition of businesses, net of cash received	(47,268)	(91,401)
Proceeds from sale of businesses, net of cash divested	33,508	—
Purchases of intangible assets	(1,320)	(2,014)
Net cash used in investing activities	(44,568)	(41,691)
Cash flows from financing activities:
Issuance of long-term debt, net	636,598	—
Payment of debt	(255,000)	—
Proceeds from line of credit, net	44,981	—
Repayment of line of credit	(225,000)	—
Repurchases of common and restricted stock	(7,862)	(56,083)
Issuance of stock, net of costs	1,302	3,463
Dividends paid	(54,346)	(48,768)
Deferred payments for acquisitions	(5,062)	(18,939)
Other	(45)	1,680
Net cash provided by (used) in financing activities	135,566	(118,647)
Effect of exchange rate changes on cash and cash equivalents	8,600	(2,169)
Net change in cash and cash equivalents	278,594	30,033
Cash and cash equivalents at beginning of period	123,950	255,530
Cash and cash equivalents at end of period	$402,544	$285,563

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications, net of tax: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; (6) elimination of gain on sale of investments; (7) elimination of gain on sale of businesses; and (8) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2017	Per Diluted Share *	2016	Per Diluted Share *
Net income	$32,358	$0.66	$45,569	$0.94
Plus:
Share based compensation (1)	3,488	0.07	2,660	0.06
Acquisition related integration costs (2)	1,573	0.03	(588)	(0.01)
Interest costs (3)	8,603	0.18	1,623	0.03
Amortization (4)	22,526	0.47	16,065	0.34
Tax expense from prior years (5)	(184)	(0.00)	—	—
Sale of investments (6)	—	—	(4,674)	(0.10)
Sale of businesses (7)	(3,154)	(0.07)	—	—
Convertible debt dilution (8)	—	0.01	—	—
Adjusted non-GAAP net income	$65,210	$1.34	$60,655	$1.25

	Nine Months Ended September 30,
	2017	Per Diluted Share *	2016	Per Diluted Share *
Net income	$89,554	$1.81	$109,281	$2.24
Plus:
Share based compensation (1)	9,241	0.19	7,232	0.15
Acquisition related integration costs (2)	12,464	0.26	3,777	0.08
Interest costs (3)	11,898	0.25	4,318	0.09
Amortization (4)	65,891	1.38	51,705	1.08
Tax expense from prior years (5)	1,875	0.04	53	—
Sale of investments (6)	—	—	(4,675)	(0.10)
Sale of businesses (7)	(3,154)	(0.07)	—	—
Convertible debt dilution (8)	—	0.04	—	—
Adjusted non-GAAP net income	$187,769	$3.85	$171,691	$3.50

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; (6) elimination of gain on sale of investments; (7) elimination of gain on sale of businesses; and (8) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2017	2016
Cost of revenues	$42,371	$36,992
Plus:
Share based compensation (1)	(120)	(116)
Amortization (4)	(590)	(1,334)
Adjusted non-GAAP cost of revenues	$41,661	$35,542

Sales and marketing	$79,432	$46,425
Plus:
Share based compensation (1)	(365)	(423)
Acquisition related integration costs (2)	(1,212)	(409)
Adjusted non-GAAP sales and marketing	$77,855	$45,593

Research, development and engineering	$12,431	$8,965
Plus:
Share based compensation (1)	(296)	(235)
Acquisition related integration costs (2)	(1,026)	(51)
Adjusted non-GAAP research, development and engineering	$11,109	$8,679

General and administrative	$76,425	$55,612
Plus:
Share based compensation (1)	(3,782)	(2,925)
Acquisition related integration costs (2)	(2,219)	1,196
Amortization (4)	(31,160)	(23,730)
Adjusted non-GAAP general and administrative	$39,264	$30,153

Interest expense, net	$25,326	$10,436
Plus:
Interest costs (3)	(11,755)	(1,940)
Adjusted non-GAAP interest expense, net	$13,571	$8,496

Other (income) expense, net	$(3,890)	$(9,718)
Plus:
Acquisition related integration costs (2)	(304)	—
Sale of investments (6)	—	7,540
Sale of businesses (7)	4,715	—
Adjusted non-GAAP other (income) expense, net	$521	$(2,178)

Continued from previous page

Income tax provision	$9,163	$15,835
Plus:
Share based compensation (1)	1,075	1,039
Acquisition related integration costs (2)	3,188	(148)
Interest costs (3)	3,152	317
Amortization (4)	9,224	8,999
Tax expense from prior years (5)	184	—
Sale of investments (6)	—	(2,866)
Sale of businesses (7)	(1,561)	—
Adjusted non-GAAP income tax provision	$24,425	$23,176

Total adjustments	$(32,852)	$(15,086)

GAAP earnings per diluted share	$0.66	$0.94
Adjustments *	$0.68	$0.32
Adjusted non-GAAP earnings per diluted share	$1.34	$1.25

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; (6) elimination of gain on sale of investments; (7) elimination of gain on sale of businesses; and (8) elimination of dilutive effect of the convertible debt.

	Nine Months Ended September 30,
	2017	2016
Cost of revenues	$126,339	$106,870
Plus:
Share based compensation (1)	(357)	(314)
Acquisition related integration costs (2)	(195)	—
Amortization (4)	(2,348)	(3,890)
Adjusted non-GAAP cost of revenues	$123,439	$102,666

Sales and marketing	$237,772	$143,155
Plus:
Share based compensation (1)	(1,265)	(1,388)
Acquisition related integration costs (2)	(3,684)	(1,534)
Adjusted non-GAAP sales and marketing	$232,823	$140,233

Research, development and engineering	$35,737	$27,165
Plus:
Share based compensation (1)	(815)	(663)
Acquisition related integration costs (2)	(1,850)	(50)
Adjusted non-GAAP research, development and engineering	$33,072	$26,452

General and administrative	$232,118	$170,823
Plus:
Share based compensation (1)	(11,303)	(7,582)
Acquisition related integration costs (2)	(10,507)	(4,226)
Amortization (4)	(94,095)	(69,654)
Tax expense from prior years (5)	(3,007)	(900)
Adjusted non-GAAP general and administrative	$113,206	$88,461

Interest expense, net	$51,406	$30,971
Plus:
Interest costs (3)	(16,644)	(5,739)
Adjusted non-GAAP interest expense, net	$34,762	$25,232

Other (income) expense, net	$660	$(9,805)
Plus:
Acquisition related integration costs (2)	(2,938)	—
Tax benefit from prior years (5)	—	811
Sale of investments (6)	—	7,540
Sale of businesses (7)	4,715	—
Adjusted non-GAAP other (income) expense, net	$2,437	$(1,454)

Continued from previous page

Income tax provision	$27,872	$43,958
Plus:
Share based compensation (1)	4,499	2,715
Acquisition related integration costs (2)	6,710	2,033
Interest costs (3)	4,746	1,421
Amortization (4)	30,552	21,839
Tax expense from prior years (5)	1,132	36
Sale of investments (6)	—	(2,865)
Sale of businesses (7)	(1,561)	—
Adjusted non-GAAP income tax provision	$73,950	$69,137

Total adjustments	$(98,215)	$(62,410)

GAAP earnings per diluted share	$1.81	$2.24
Adjustments *	$2.04	$1.26
Adjusted non-GAAP earnings per diluted share	$3.85	$3.50

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company's non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded 3 days of overlapping interest expense in June and the month of July in connection with the 8.0% senior unsecured notes and deferred issuance costs associated with the repayment of the line of credit. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Tax (Expense) Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Gain on Sale of Investment. The company excludes the gain on sale of its strategic equity investment in Carbonite, Inc. The company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Businesses. The company excludes the gain on sale of its businesses of Cambridge BioMarketing LLC and Web24. The company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Expense (Income), Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$32,358	$45,569	$89,554	$109,281
Plus:
Interest expense, net	25,326	10,436	51,406	30,971
Other expense (income), net	521	(9,718)	2,438	(9,805)
Income tax expense	9,163	15,835	27,872	43,958
Depreciation and amortization	39,372	30,336	118,597	88,569
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	4,563	3,699	13,740	9,947
Acquisition-related integration costs	4,761	(736)	19,174	5,810
Additional indirect tax expense from prior years	—	—	3,007	900
Sale of businesses	(4,715)	—	(4,715)	—

Adjusted EBITDA	$111,349	$95,421	$321,073	$279,631

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) additional indirect tax expense from prior years and (4) certain gains on sale of businesses. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2017
Net cash provided by operating activities	$51,191	$60,464	$67,341	$—	$178,996
Less: Purchases of property and equipment	(9,660)	(9,285)	(10,538)	—	(29,483)
Add: Contingent consideration*	20,000	19,950	—	—	39,950
Free cash flows	$61,531	$71,129	$56,803	$—	$189,463

* Free cash flows of $61.5 million for Q1 2017 and $71.1 million for Q2 2017 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2016
Net cash provided by operating activities	$64,524	$67,528	$60,488	$89,847	$282,387
Less: Purchases of property and equipment	(4,321)	(4,865)	(8,261)	(7,299)	(24,746)
Add: Contingent consideration*	8,000	—	—	—	8,000
Add: Excess tax benefit share-based compensation	264	833	974	200	2,271
Free cash flows	$68,467	$63,496	$53,201	$82,748	$267,912

* Free cash flows of $68.5 million for Q1 2016 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.  Amounts reflected were adjusted from previously disclosed periods in order to be comparable to the current period.

The Company discloses Free Cash Flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total
Revenues
GAAP revenues	$96,882	$47,693	$1,212	$127,829	$—	$273,616

Gross profit
GAAP gross profit	$79,805	$34,664	$1,212	$115,564	$—	$231,245
Non-GAAP adjustments:
Share-based compensation	102	18	—	—	—	120
Amortization	29	561	—	—	—	590
Adjusted non-GAAP gross profit	$79,936	$35,243	$1,212	$115,564	$—	$231,955

Operating profit
GAAP operating profit	$44,363	$12,282	$(485)	$12,330	$(5,533)	$62,957
Non-GAAP adjustments:
Share-based compensation	1,086	536	—	1,158	1,783	4,563
Acquisition related integration costs	—	109	—	4,348	—	4,457
Amortization	5,834	7,883	1,195	16,838	—	31,750
Adjusted non-GAAP operating profit	$51,283	$20,810	$710	$34,674	$(3,750)	$103,727

Depreciation	1,167	1,066	—	5,389	—	7,622
Adjusted EBITDA	$52,450	$21,876	$710	$40,063	$(3,750)	$111,349

NOTE: Table above excludes certain intercompany allocations

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total
Revenues
GAAP revenues	$92,599	$49,624	$1,119	$66,774	$—	$210,116

Gross profit
GAAP gross profit	$76,652	$34,197	$1,116	$61,159	$—	$173,124
Non-GAAP adjustments:
Share-based compensation	97	19	—	—	—	116
Amortization	127	1,207	—	—	—	1,334
Adjusted non-GAAP gross profit	$76,876	$35,423	$1,116	$61,159	$—	$174,574

Operating profit
GAAP operating profit	$43,543	$10,354	$(996)	$13,887	$(4,666)	$62,122
Non-GAAP adjustments:
Share-based compensation	962	495	—	713	1,529	3,699
Acquisition related integration costs	65	—	—	(801)	—	(736)
Amortization	4,552	11,821	1,442	7,249	—	25,064
Adjusted non-GAAP operating profit	$49,122	$22,670	$446	$21,048	$(3,137)	$90,149

Depreciation	1,399	1,004	—	2,869	—	5,272
Adjusted EBITDA	$50,521	$23,674	$446	$23,917	$(3,137)	$95,421

NOTE: Table above excludes certain intercompany allocations